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                                                                    Exhibit 23.1

                        Consent of Arthur Andersen LLP

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Covalent Group, Inc.:

As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 1 to Form S-3 Registration Statement of our report dated February 18, 2000 included in Covalent Group, Inc.'s Form 10-KSB for the year ended December 31, 1999 and to all references to our Firm included in this Amendment No. 1 to Form S-3 Registration Statement.


                              ARTHUR ANDERSEN LLP

                              /s/ Arthur Andersen LLP



Philadelphia, Pa.,
September 8, 2000